UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 10, 2022

AMERISAFE, INC.

(Exact Name of Registrant as Specified in its Charter)

Texas	001-12251	75-2069407
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2301 Highway 190 West

DeRidder, Louisiana 70634

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (337) 463-9052

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMSF	Nasdaq Stock Market LLC

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 10, 2022 the Company held its annual meeting of shareholders. All matters submitted for approval by the Company’s shareholders, as described in the Company’s proxy statement on Schedule 14A filed with the SEC on April 29, 2022, were approved. The number of common shares entitled to vote at the Company’s 2022 annual meeting of shareholders was 19,320,422, representing the number of shares outstanding as of April 18, 2022, the record date for the annual meeting.

The results of each matter voted on at the annual meeting were as follows:

1.	Election of directors. The following directors were elected for terms expiring at the 2025 annual meeting of shareholders:

	Votes For	Votes Withheld	Broker Non-Votes
Teri G. Fontenot	17,755,494	589,367	376,962
Billy B. Greer	18,295,151	49,710	376,962
Jared A. Morris	16, 719,296	1,625,565	367,962

2.	Approval of the Company’s 2022 Equity & Incentive Compensation Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,783,725	558,238	2,898	376,962

3.    Advisory vote on executive compensation. The compensation of the Company’s named executive officers as disclosed in the 2022 proxy statement under “Executive Compensation” and discussed under “Compensation Discussion and Analysis” was approved on an advisory basis.

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,234,227	106,943	3,691	376,962

4.    Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2022. The appointment was ratified.

Votes For	Votes Against	Abstentions
17,953,412	767,402	1,009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISAFE, INC.

By:	/s/ Kathryn H. Shirley
Kathryn H. Shirley
Executive Vice President,
Chief Administrative Officer and Secretary

Date: June 14, 2022